Exhibit 10.37

AMENDMENT NO. 08

This AMENDMENT NO. 08 this (“Amendment 08”) is entered into as of June 17, 2010 by LIGHTHOUSE CAPITAL PARTNERS V, L.P. (“Lender”) and GLASSHOUSE TECHNOLOGIES, INC., a Delaware corporation (“Borrower”) with reference to the following:

RECITALS

WHEREAS, Borrower and Lender have previously entered into that certain Loan and Security Agreement No. 4091 dated as of June 30, 2004 (as amended to date, the “Loan and Security Agreement”; all initially capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Loan and Security Agreement) together with the other agreements and instruments entered into in connection therewith (collectively, the “Loan Documents”); and

WHEREAS, loans have been made pursuant to Commitment One, Commitment Two and Commitment Three; and

WHEREAS, the Obligations under Commitment One have been repaid in full; and

WHEREAS, pursuant to Amendment No. 05 to the Loan and Security Agreement dated May 28, 2009, Lender and Borrower entered into the certain First Amended and Restated Secured Promissory Note dated June 1, 2009, as amended by Amendment No. 01 to First Amended and Restated Secured Promissory Note (the “First Amended Note”); and

WHEREAS, Borrower has requested that Lender restructure the terms of the First Amended Note to provide for a period of interest-only payments; and

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereby agree to modify the Loan and Security Agreement and to perform such other covenants and conditions as follows:

Without limiting or amending any other provisions of the Loan and Security Agreement, Lender and Borrower agree to the following:

I. Section 1.1, the following definitions shall be added to the Loan and Security Agreement:

“Second Restructure Fee” means $125,000.00 payable on the Maturity Date.

II. Section 1.1, the “Permitted Indebtedness” definition shall be deleted in its entirety and replaced with the following:

“Permitted Indebtedness” means (i) the Loan, (ii) trade debt incurred in the ordinary course of Borrower’s business, (iii) Indebtedness secured by clause (ii) of Permitted Liens, (iv) Indebtedness for equipment purchases provided that (a) any Liens for such Indebtedness are confined to the equipment financed; and (b) such Indebtedness and any Permitted Lien on such Indebtedness is subordinated to the Obligations on terms reasonably acceptable to the Lender; and (c) such Indebtedness is made on commercially reasonable terms as determined by Borrower’s Board of Directors; (v) Indebtedness secured by accounts receivable, provided that (a) any Lien for such Indebtedness secured only by the accounts receivable of Borrower; and (b) such Indebtedness and any Permitted Lien on such Indebtedness is subordinated to the Obligations on terms reasonably acceptable to Lender; and (c) such

Indebtedness is made on commercially reasonable terms as determined by Borrower’s Board of Directors; (vi) Indebtedness in the form of earn-out payments which have been earned and are due and owing under the terms of that certain Share Purchase Agreement dated as of June 10, 2004 between Borrower and Source Enterprise Consulting Limited; provided the aggregate of all such earn-out payments shall not exceed $6,000,000; (vii) Indebtedness extended to Borrower by BayStar Capital III Management (“BayStar”), Velocity Financial Group, Inc. (“Velocity”), Leader Lending, LLC (“Leader”) or any other lender (collectively, the “LRG Lenders”) pursuant to that certain Loan Agreement, dated as of August 24, 2007, by and among Borrower, BayStar, Velocity and Leader, provided that the aggregate amount of such Indebtedness shall not exceed $14,000,000 and that such Indebtedness is subordinated in payment and security to the Obligations; (viii) Indebtedness in the form of earn-out payments which have been earned and are due and owing, whether in the form of cash or promissory notes, under the terms of that certain Share Purchase Agreement dated as of October 1, 2007 between Borrower, GlassHouse Technologies (UK) Limited and the shareholders of DCMI Holdings; provided the aggregate of all such earn-out payments shall not exceed $3,500,000; (ix) Indebtedness in the form of a $21,000 Line of Credit used as a security deposit for the Landlord of 4305 Hacienda Drive, Pleasanton, CA 95054; (x) Indebtedness extended to Borrower by WF Fund III Limited Partnership, c/o/b as Wellington Financial LP and Wellington Financial Fund III (“Wellington”) pursuant to that certain Loan and Security Agreement, dated as of March 29, 2010, by and among Borrower and Wellington, provided that the aggregate amount of such Indebtedness shall not exceed $9,750,000 in principal amount, in the aggregate, and that such Indebtedness is subordinated in payment and security to the Obligations and (xi) Indebtedness extended to Borrower by certain of its existing investors pursuant to convertible promissory notes issued on or before October 31, 2010, provided such Indebtedness is unsecured and subordinated in payment to the Obligations.

III. Amendment, Restatement and Replacement of First Amended Note.

The First Amended Note is amended, restated and replaced by a new Note in the form of Exhibit B-4 hereof.

IV. Additional Terms and Conditions.

1. Expenses. Borrower shall pay reasonable fees and expenses incurred by Lender’s legal counsel in connection with the preparation and negotiation of documentation related to this Amendment 08, up to a maximum of $2,500. Such expenses are due and payable when billed.

2. Release. Borrower for itself and for its agents, partners, stockholders, employees and affiliates and its or their successors and assigns hereby waives, releases and further discharges Lender and its and their officers, directors, stockholders, partners, successors, assigns, agents and employees of and from any and all manner of claims for damages at law or in equity with respect to any matter occurring prior to the date hereof which Borrower or such other releasing party may have had. Borrower acknowledges that it has read and understands that it has waived the provisions of California Civil Code Section 1542, which states: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.” Each provision of this release shall be severable from every other provision when determining its legal enforceability.

3. Representations and Warranties of Borrower. The representations and warranties contained in the Loan Agreement are true and complete in all material respects as of the date hereof, except with respect to any such representation or warranty which speak only as of a specific date prior to the date hereof. Borrower warrants and represents, as a significant material inducement to Lender to enter hereinto, that: (i) no Events of Default or Material Adverse Changes have occurred that have not been disclosed to Lender by Borrower in writing; (ii) it has not reached any settlement with any other creditor of Borrower that has not been disclosed in writing to Lender; (iii) it is not and has no reason to believe it may be named as a party to any judicial or administrative proceeding, litigation or arbitration, and has not received any communication from any person or entity (whether private or governmental) threatening or indicating the same; (iv) Except as otherwise set forth herein, Lender has made no separate oral or written waiver of any existing or future Default or Event of Default by Borrower under any Loan Document; (v) Borrower has no claims or rights of set-off against Lender of any kind under any Loan Document or otherwise; and (vi) Borrower has no defenses to payments of any amounts owed to Lender as the same become due and payable.

4. No Control. Borrower warrants and represents, as a significant material inducement to Lender to enter hereinto, that none of Lender nor any affiliate, officer, director, employee, agent, or attorney of Lender, have at any time, from Borrower’s date of formation through to the date hereof, (i) exercised management or other control over the Borrower, (ii) exercised undue influence over Borrower or any of its officers, employees or directors, (iii) made any representation or warranty, express or implied, to any party on behalf of Borrower, (iv) entered into any joint venture, agency relationship, employment relationship, or partnership with Borrower, (v) directed or instructed Borrower on the manner, method, amount, or identity of payee of any payment made to any creditor of Borrower, and further, Borrower warrants and represents that by entering hereinto with Lender has not, are not and will not have engaged in any of the foregoing.

5. Intercreditor Agreement. Borrower and Lender agree that Borrower’s indebtedness to Lender remains subject to the terms of that certain Amended and Restated Intercreditor Agreement dated as of March 6, 2008, by and between Borrower, Lender and certain other parties named therein.

6. Integration Clause. This Amendment 08 represents and documents the entirety of the agreement and understanding of the parties hereto with respect to its subject matter. All prior understandings, whether oral or written, other than the Loan Documents, are hereby merged hereinto. NEITHER THE LOAN AND SECURITY AGREEMENT NOR THIS AMENDMENT 08 MAY BE MODIFIED EXCEPT BY A WRITING SIGNED BY LENDER AND BORROWER. Each provision hereof shall be severable from every other provision when determining its legal enforceability such that Lender’s rights and remedies under this Amendment 08, and the Amendment 08 may be enforced to the maximum extent permitted under applicable law. This Amendment 08 shall be binding upon, and inure to the benefit of, each party’s respective permitted successors and assigns. This Amendment 08 may be executed in counterpart originals, all of which, when taken together, shall constitute one and the same original document. No provision of any other document between Lender and Borrower shall limit the effectiveness hereof or the rights and remedies hereunder of Lender against Borrower.

Except as amended hereby, the Loan Documents remain unmodified and unchanged and ratified by Borrower as though fully set forth herein.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment 08 as of the date first above written.

BORROWER:		LENDER:
GLASSHOUSE TECHNOLOGIES, INC.		LIGHTHOUSE CAPITAL PARTNERS V, L.P.

By:	/s/ Kenneth W. Hale	By:	LIGHTHOUSE MANAGEMENT PARTNERS V, L.L.C., its general partner

Name:	Kenneth W. Hale

Title:	CFO	By:	/s/ Thomas Conneely

		Name:	Thomas Conneely

		Title:	Vice President

Exhibits

Exhibit B-4	Form of Second Amended and Restated Note